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                                                                   Exhibit 23.17

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated September 17, 1997, on the combined financial statements of the Crow Family Hotel Partnerships (and to all references to our Firm) included in or made part of this Joint Registration Statement on Form S-8 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company.



                                       /s/ ARTHUR ANDERSEN LLP

Dallas, Texas
December 5, 1997